Exhibit 21.1

LIST OF SUBSIDIARIES

Akcea Therapeutics UK Limited, a United Kingdom Limited Private Company

Akcea Intl Ltd., a Cayman Islands Limited Liability Company

Akcea Therapeutics Canada, Inc., a Canadian Corporation